FORM OF PROXY


The Directors recommend a vote FOR Proposals 1, 2, 3 and 4.


                                                FOR           WITHHELD

1. Election of Directors
   For all nominees listed below.
   Class III (1999)
   Armando M. Codina, Radford D.
   Lovett and Julia B. North,


   For, except vote withheld from
   The following nominee(s):


   __________________________________



                                               FOR     AGAINST      ABSTAIN


2. Approve material terms of
   compensation performance
   goals.


3. Approve Adoption of Amendment
   to the Revised Winn-Dixie Stock
   Purchase Plan for Employees.


4. Ratification of KPMG Peat
   Marwick LLP as auditors.



SPECIAL ACTION

Discontinue Annual Report Mailing for this account due to other accounts of same address. ______________________________






SIGNATURE(S)__________________________________        Date _________,1996


Please sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent,attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.


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[LOGO]





Dear Fellow Shareholder:

The 68th Annual Meeting of Shareholders of Winn-Dixie Stores, Inc., will be held at the headquarters office of the Company at 5050 Edgewood Court, Jacksonville, Florida, at 9:00 a.m. on Wednesday, October 2, 1996.

The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders at the Meeting.

Whether you can or cannot attend, please sign, date and return your proxy form as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may choose to revoke your proxy and vote personally. It is important in either case that your shares be represented.

Sincerely,

/s/ A. Dano Davis

A. Dano Davis

Chairman and Principal Executive Officer


5050 Edgewood Court - Jacksonville, FL 32254-3699



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                             WINN-DIXIE STORES, INC.

               5050 EDGEWOOD COURT - JACKSONVILLE, FLORIDA 32254-3699


Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on October 2, 1996




The undersigned hereby appoints A. DANO DAVIS, ROBERT D. DAVIS and T. WAYNE DAVIS or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of the Company on October 2, 1996, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card.

If no directions are given, the proxies will vote for (1) the election of all nominees listed below, (2) the Directors' proposals 2, 3 and 4 listed on the other side of the card, and (3) at their discretion, on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby revokes any proxy heretofore given to any person or persons whomsoever (other than the proxies named above) to vote such Common Stock and ratifies and confirms all that the proxies named above may or shall do by virtue hereof.

Nominees for election as Class III Directors are: Armando M. Codina, Radford D. Lovett and Julia B. North.

This card also provides voting instructions for shares held in the dividend reinvestment plan and, if registrations are identical, shares held in the Winn-Dixie Stores, Inc. Profit Sharing/401(k) Plan, as described in the proxy statement.

Your vote is important. Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope or otherwise to Inspectors of Election, Winn-Dixie Stores, Inc., P.O. Box 8999, Edison, NJ 08818-9999, so that your shares can be represented at the meeting.


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Corporate Profile



Winn-Dixie Stores, Inc., is the nation's fifth largest retail food chain. As of June 26, 1996, the Company operated 1,178 supermarkets in 14 states and the Bahamas. The Company also operated a network of distribution centers, processing and manufacturing plants and a fleet of trucks, providing a comprehensive support system.


Company Direction


Winn-Dixie is committed to providing our customers with the best quality, variety and service, while guarding our position as The Low Price Leader and creating value for our customers, associates and shareholders.

Toward that end, we are engaged in a program of store openings, enlargements and remodelings to better serve our current and future customers. We also are adding a variety of new services to our locations to appeal to the changing needs and tastes of supermarket shoppers.

Our goal is to be the supermarket of choice in the Sunbelt and we will aggressively pursue our opportunities to increase our market share within our operating area.